Calculation of Filing Fee Tables
S-3
ICAHN ENTERPRISES L.P.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Depositary Units	457(o)
		Equity	Preferred Units	457(o)
		Debt	Debt Securities	457(o)
		Other	Guarantees of Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,200,000,000.00	0.0001531	$ 183,720.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,200,000,000.00		$ 183,720.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 75,329.09
			Net Fee Due:						$ 108,390.91
Offering Note
[1]	Note 1.a Estimated solely for the purpose of calculating the registration fee for the primary offering pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to Rule 457(o) and General Instruction II.D of Form S 3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed for the offering, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit. Note 1.b Any series of debt securities issued by Icahn Enterprises Finance Corp. will be guaranteed by Icahn Enterprises L.P. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered. Note 1.c The securities registered consist of $1,200,000,000 of an indeterminate number or amount of Depository Units, Preferred Units, Debt Securities, Guarantees of Debt Securities, Warrants and Rights, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $1,200,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the "Newly Registered and Carry Forward Securities" table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the "Newly Registered and Carry Forward Securities" table above.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Icahn Enterprises L.P.	S-3	333-266174	07/15/2022		$ 75,329.09	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 812,611,563.40
Fee Offset Sources		Icahn Enterprises L.P	S-3	333-266174		07/15/2022						$ 111,240.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, the registrants hereby apply $75,329.09 of the registration fee previously paid in connection with the Prior Registration Statement in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Offset Note
[2]	See Offering Note 1.a above. The registrants previously registered the offer and sale of up to $1,200,000,000 of securities pursuant to the Registration Statement on form S-3 (File No. 333-266174), as filed by the registrants with the Securities and Exchange Commission on July 15, 2022 (the "Prior Registration Statement"), of which $812,611,563.40 remain unsold (the "Unsold Securities"). The registrants paid a registration fee of $111,240 in connection with the Prior Registration Statement.